Exhibit 99.1

Cambium Networks Reports Third Quarter 2023 Financial Results

•
Revenues of $43.0 million, decreased 28% sequentially, and decreased 47% year-over-year
•
Gross margin of 25.5%, non-GAAP(1) gross margin of 27.7%
•
Operating loss of $22.1 million, non-GAAP(1) operating loss of $15.5 million
•
Net loss of $26.2 million or a loss of $0.95 per diluted share, non-GAAP(1) net loss of $12.1 million or a loss of $0.44 per diluted share
•
Adjusted EBITDA(1) loss of $14.4 million or (33.5)% of revenues

ROLLING MEADOWS, Ill., Nov. 2, 2023 — Cambium Networks Corporation (“Cambium Networks”) (NASDAQ: CMBM), a leading provider of wireless networking infrastructure solutions, today announced financial results for the third quarter 2023 ended September 30, 2023.

	GAAP			Non-GAAP (1)
(in millions, except percentages)	Q3 2023	Q2 2023	Q3 2022	Q3 2023	Q2 2023	Q3 2022
Revenues	$43.0	$59.5	$81.2	$43.0	$59.5	$81.2
Gross margin	25.5%	49.1%	50.7%	27.7%	50.3%	51.3%
Operating margin	(51.3)%	(4.5)%	12.3%	(36.1)%	2.8%	17.0%
Net (loss) income	$(26.2)	$(2.6)	$9.4	$(12.1)	$0.9	$11.3
Adjusted EBITDA margin				(33.5)%	4.7%	18.2%

(1)Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the third quarter 2023 ended September 30, 2023.

“As mentioned in our preliminary third quarter results press release, we are challenged by high channel inventories for Enterprise products, delayed government defense orders due to budgetary timing issues—which now appear to be resolving during the fourth quarter 2023, and lower revenues in the Point-to-Multi-Point business, which is expected to continue until the FCC’s approval and subsequent ramp of sales of Cambium’s 6 GHz products,” said Morgan Kurk, president and CEO. “Cambium is taking steps to improve profitability and to rationalize business operations with the current demand environment.”

Kurk continued, “We believe we have the right products and technologies to deliver future growth as we drive operating efficiencies and build customer acceptance, and we look forward to the addition of 6 GHz spectrum which will benefit the Point-to-Multi-Point business.”

Revenues of $43.0 million for the third quarter 2023 decreased $38.2 million year-over-year primarily as a result of lower revenues for Enterprise products due to high channel inventories, slowing economies, and high stock rotations, and lower Point-to-Multi-Point revenues from service providers awaiting the addition of 6 GHz spectrum, partially offset by higher Point-to-Point revenues due to increased defense revenues. Revenues for the third quarter 2023 decreased by $16.5 million compared to $59.5 million for the second quarter 2023, primarily due to U.S. Federal budgetary timing issues resulting in a shortfall in defense revenues impacting the Point-to-Point business, lower Enterprise revenues as a result of economic headwinds, high channel inventories, and stock rotations, as well as lower Point-to-Multi-Point revenues as a result of service providers awaiting the addition of 6 GHz spectrum, which is now expected during late Q4’23.

GAAP gross margin for the third quarter 2023 was 25.5%, compared to 50.7% for the third quarter 2022, and 49.1% for the second quarter 2023. GAAP operating loss for the third quarter 2023 was $22.1 million, compared to operating income of $10.0 million for the third quarter 2022, and operating loss of $2.7 million for the second quarter 2023. GAAP net loss for the third quarter 2023 was $26.2 million, or net loss of $0.95 per diluted share, compared to net income of $9.4 million, or net earnings of $0.34 per diluted share for the third quarter 2022, and net loss of $2.6 million, or net loss of $0.10 per diluted share for the second quarter 2023.

Non-GAAP gross margin for the third quarter 2023 was 27.7% compared to 51.3% for the third quarter 2022, and 50.3% for second quarter 2023, due primarily to higher inventory reserves and lower freight capitalization, as well as changes in product mix. Non-GAAP operating loss for the third quarter 2023 was $15.5 million, compared to non-GAAP operating income of $13.8 million for the third quarter 2022, and non-GAAP operating income of $1.6 million for the second quarter 2023. Non-GAAP net loss for the third quarter 2023 was $12.1 million, or a net loss of $0.44 per diluted share, compared to net income of $11.3 million, or $0.40 per diluted share for the third quarter 2022, and net income of $0.9 million, or $0.03 per diluted share, for the second quarter 2023. For the third quarter 2023, adjusted EBITDA was a loss of $14.4 million or (33.5)% of revenues, compared to adjusted EBITDA of $14.7 million or 18.2% of revenues for the third quarter 2022, and $2.8 million or 4.7% of revenues for the second quarter 2023.

Net cash used in operating activities was $0.2 million for the third quarter 2023, compared to net cash provided by operating activities of $2.2 million for the third quarter 2022, and net cash used in operating activities of $4.5 million for the second quarter 2023. Cash totaled $27.5 million as of September 30, 2023, $17.3 million lower than September 30, 2022.

Third Quarter 2023 Highlights

•
Revenues of $43.0 million, decreased 28% sequentially, and were lower by 47% year-over-year.
•
GAAP net loss of $26.2 million or a net loss of $0.95 per diluted share, non-GAAP net loss of $12.1 million or a net loss of $0.44 per diluted share, compared to GAAP net income of $9.4 million, or $0.34 per diluted share for the third quarter 2022, and non-GAAP net income of $11.3 million or $0.40 per diluted share for the third quarter 2022.
•
Adjusted EBITDA was a loss of $14.4 million or (33.5)% of revenues, compared to adjusted EBITDA of $14.7 million or 18.2% of revenues for the third quarter 2022.
•
Net cash used in operating activities was $0.2 million, compared to net cash provided by operating activities of $2.2 million for the third quarter 2022.
•
Surpassed 17 million radios shipped since becoming a standalone company.
•
Increased net new channel partners by approximately 1,620 year-over-year, an increase of over 13%.
•
Devices under cnMaestro® cloud management increased 17% year-over-year.

Cambium Networks’ financial outlook does not include the potential impact of any possible future financial transactions, acquisitions, pending legal matters, or other transactions. Accordingly, Cambium Networks only includes such items in the company’s financial outlook to the extent they are reasonably foreseeable; however, actual results may differ materially from the outlook.

Fourth Quarter 2023 Financial Outlook

Taking into account our current visibility, the financial outlook as of November 2, 2023, for the fourth quarter ending December 31, 2023, is expected to be as follows:

•
Revenues between $45.0-$50.0 million
•
GAAP gross margin between 36.3%-43.3%; and non-GAAP gross margin between 38.0%-45.0%
•
GAAP operating expenses between $29.8-$30.8 million; and non-GAAP operating expenses between $25.7-$26.7 million
•
GAAP net loss between $8.0 -$11.5 million or a net loss between $0.29 and $0.41 per diluted share; and non-GAAP net loss between $4.0 -$7.5 million or a net loss between $0.14 and $0.27 per diluted share

Conference Call and Webcast

Cambium Networks will host a live webcast and conference call to discuss its financial results at 4:30 p.m. ET today, November 2, 2023. To join the financial results live webcast and view additional materials which will be posted to the investor website, listeners should access the investor page of Cambium Networks website https://investors.cambiumnetworks.com/. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.

To access the live conference call by phone, listeners should register in advance at https://register.vevent.com/register/BIe5b0682df41d424994bf8930c81ce039 receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

In addition, Cambium Networks president & CEO, Morgan Kurk, CFO Andrew Bronstein, will hold one-on-one meetings virtually with investors and present on Tues., November 14, 2023, at the Needham Virtual Security, Networking and Communications Conference, and will hold one-on-one meetings in person on Wed., November 15, 2023, at the ROTH Capital Technology Conference held in New York, and virtually on Mon., December 11, 2023, at the Oppenheimer 5G Summit.

About Cambium Networks

Cambium Networks enables service providers, enterprises, industrial organizations, and governments to deliver exceptional digital experiences and device connectivity with compelling economics. Our ONE Network platform simplifies management of Cambium Networks’ wired and wireless broadband and network edge technologies. Our customers can focus more resources on managing their business rather than the network. We deliver connectivity that just works.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements concerning our expected next quarter revenues, net income and cash. All statements other than statements of historical fact contained in this document, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements in this document are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this document and are subject to a number of risks, uncertainties and assumptions including those described in the “Risk factors” section of our 2022 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2023,

and Form 10-Qs filed on May 9, 2023, and August 2, 2023. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include: the unpredictability of our operating results; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of political tensions between the United States and other countries such as the war between Russia and Ukraine, tensions with China and the evolving events in Israel and Gaza; the strength of the dollar and the impact on the cost of our products globally; current or future unfavorable economic conditions, both domestically and in our foreign markets, including the risk of a global or localized recession; our inability to predict and respond to emerging technological trends and network operators’ changing needs; the impact of competitive pressures on the development of our new products; the impact of actual or threatened health epidemics and other outbreaks; our limited or sole source suppliers’ inability to acquire or produce third-party components to build our products and the impact of supply shortages, extended lead times or changes in supply or cost of components needed to manufacture our products; our ability to effectively forecast demand or manage our inventory, including our channel inventory, which may cause us to record write-downs for excess or obsolete inventory; our reliance on third-party manufacturers, which subjects us to risks of product delivery delays and reduced control over product costs and quality; our reliance on distributors and value-added resellers for the substantial majority of our sales; the inability of our third-party logistics and warehousing providers to deliver products to our channel partners and network operators in a timely manner; or our distributors’ and channel partners’ inability to attract new network operators or sell additional products to network operators that currently use our products; the technological complexity of our products, which may contain undetected hardware defects or software bugs or subject our products to the risks of ransomware or malware or other cyber-attack; our channel partners’ inability to effectively manage inventory of our products, timely resell our products or estimate expected future demand; and current or future unfavorable economic conditions, both domestically and in foreign markets.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)
	Three months ended
	September 30, 2023	June 30, 2023	September 30, 2022

Revenues	$43,046	$59,542	$81,200
Cost of revenues	32,087	30,300	40,034
Gross profit	10,959	29,242	41,166
Gross margin	25.5%	49.1%	50.7%
Operating expenses
Research and development	13,151	13,008	12,609
Sales and marketing	9,675	11,528	11,033
General and administrative	8,688	5,836	6,058
Depreciation and amortization	1,545	1,573	1,506
Total operating expenses	33,059	31,945	31,206
Operating (loss) income	(22,100)	(2,703)	9,960
Operating margin	-51.3%	-4.5%	12.3%
Interest expense, net	620	579	514
Other expense, net	63	64	165
(Loss) income before income taxes	(22,783)	(3,346)	9,281
Provision (benefit) for income taxes	3,417	(704)	(154)
Net (loss) income	$(26,200)	$(2,642)	$9,435

(Loss) earnings per share
Basic	$(0.95)	$(0.10)	$0.35
Diluted	$(0.95)	$(0.10)	$0.34
Weighted-average number of shares outstanding to compute (loss) earnings per share
Basic	27,619,281	27,432,705	26,977,155
Diluted	27,619,281	27,432,705	27,979,575

Share-based compensation included in costs and expenses:
Cost of revenues	$45	$59	$56
Research and development	1,037	1,388	1,241
Sales and marketing	597	728	696
General and administrative	1,166	887	855
Total share-based compensation expense	$2,845	$3,062	$2,848

Certain revisions were made within operating expenses in prior periods to conform to the current period. These revisions had no impact to operating income.

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share information)
(Unaudited)
	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash	$27,529	$48,162
Accounts receivable, net of allowance of $734 and $577	60,444	89,321
Inventories, net	79,764	57,068
Recoverable income taxes	982	117
Prepaid expenses	8,810	11,857
Other current assets	9,643	6,464
Total current assets	187,172	212,989

Noncurrent assets
Property and equipment, net	11,365	11,271
Software, net	11,804	8,439
Operating lease assets	4,257	4,011
Intangible assets, net	8,050	9,173
Goodwill	9,842	9,842
Deferred tax assets, net	12,494	12,782
Other noncurrent assets	880	955
TOTAL ASSETS	$245,864	$269,462
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$24,849	$31,284
Accrued liabilities	20,690	28,042
Employee compensation	5,333	7,394
Current portion of long-term external debt, net	3,173	3,158
Deferred revenues	8,791	8,913
Other current liabilities	15,988	8,429
Total current liabilities	78,824	87,220
Noncurrent liabilities
Long-term external debt, net	22,588	24,463
Deferred revenues	9,731	8,617
Noncurrent operating lease liabilities	2,793	2,170
Other noncurrent liabilities	1,705	1,619
Total liabilities	115,641	124,089
Shareholders' equity
Share capital; $0.0001 par value; 500,000,000 shares authorized at September 30, 2023 and December 31, 2022; 27,661,860 outstanding at September 30, 2023 and 27,313,273 outstanding at December 31, 2022	3	3
Additional paid in capital	149,165	138,997
Treasury shares, at cost, 255,569 shares at September 30, 2023 and 209,461 shares at December 31, 2022	(5,600)	(4,922)
Accumulated (deficit) earnings	(11,744)	12,822
Accumulated other comprehensive loss	(1,601)	(1,527)
Total shareholders’ equity	130,223	145,373
TOTAL LIABILITIES AND EQUITY	$245,864	$269,462

CAMBIUM NETWORKS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Cash flows from operating activities:
Net (loss) income	$(26,200)	$(2,642)	$9,435
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization of software and intangible assets	2,294	2,222	1,930
Amortization of debt issuance costs	81	79	76
Share-based compensation	2,845	3,062	2,848
Deferred income taxes	3,612	(1,805)	(694)
Provision for inventory excess and obsolescence	4,577	(276)	1,587
Other	155	69	(88)
Change in assets and liabilities:
Receivables	22,457	9,165	(5,506)
Inventories	(1,993)	(13,739)	(4,786)
Prepaid expenses	(772)	2,734	(4,116)
Accounts payable	(5,156)	134	(137)
Accrued employee compensation	(527)	(931)	759
Other assets and liabilities	(1,619)	(2,593)	851
Net cash (used in) provided by operating activities	(246)	(4,521)	2,159
Cash flows from investing activities:
Purchase of property and equipment	(1,125)	(667)	(974)
Purchase of software	(2,185)	(1,796)	(1,440)
Net cash used in investing activities	(3,310)	(2,463)	(2,414)
Cash flows from financing activities:
Repayment of term loan	(656)	(657)	(656)
Issuance of ordinary shares under ESPP	—	1,102	—
Taxes paid related to net share settlement of equity awards	(219)	(285)	(231)
Proceeds from share option exercises	6	105	113
Net cash (used in) provided by financing activities	(869)	265	(774)
Effect of exchange rate on cash	(24)	1	(41)
Net decrease in cash	(4,449)	(6,718)	(1,070)
Cash, beginning of period	31,978	38,696	45,929
Cash, end of period	$27,529	$31,978	$44,859

Supplemental disclosure of cash flow information:
Income taxes paid	$1,120	$2,639	$486
Interest paid	$474	$468	$213

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

REVENUES BY PRODUCT CATEGORY
	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
Point-to-Multi-Point	$23,596	$26,734	$26,090
Point-to-Point	15,809	25,074	15,409
Enterprise	2,499	6,420	38,330
Other	1,142	1,314	1,371
Total Revenues	$43,046	$59,542	$81,200

REVENUES BY REGION
	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
North America	$17,768	$39,526	$30,086
Europe, Middle East and Africa	14,274	6,769	29,263
Caribbean and Latin America	5,726	6,015	8,935
Asia Pacific	5,278	7,232	12,916
Total Revenues	$43,046	$59,542	$81,200

Use of non-GAAP (Adjusted) Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide additional financial metrics that are not prepared in accordance with GAAP (non-GAAP), including Adjusted EBITDA, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP pre-tax income, non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP fully weighted basic and diluted shares. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate our financial performance. We believe that these non-GAAP financial measures help us to identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of the non-GAAP financial measures.

We believe that these financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects. Although the calculation of non-GAAP financial measures may vary from company to company, our detailed presentation may facilitate analysis and comparison of our operating results by management and investors with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results in their public disclosures. These non-GAAP financial measures are discussed below.

Adjusted EBITDA is defined as net income as reported in our consolidated statements of income excluding the impact of (i) interest expense (income), net; (ii) income tax provision (benefit); (iii) depreciation and amortization expense; (iv) nonrecurring legal expenses, (v) share-based compensation expense, (vi) one-time costs, and (vii) restructuring expenses. EBITDA is widely used by securities analysts, investors and other interested parties to evaluate the profitability of companies. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting net finance costs), tax positions (such as the availability of net operating losses against which to relieve taxable profits), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We adjust EBITDA to also exclude nonrecurring legal expenses since this is one-time in nature and does not reflect our ongoing operations. We adjust EBITDA for share-based compensation expense which is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks’ control. As a result, management excludes this item from Cambium Networks' internal operating forecasts and models. We also adjust EBITDA to exclude one-time costs and restructuring expenses as these relate to events outside of the ordinary course of continuing operations and to provide a more accurate comparison of our ongoing business results.

Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP net income are used as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period-to-period comparisons because they exclude the impact of share-based compensation expense, restructuring expenses, nonrecurring legal expenses, amortization of acquired intangibles, and amortization of capitalized software costs as we do not consider these costs and expenses to be indicative of our ongoing operations.

Share-based compensation expenses are excluded. Management may issue different types of awards, including share options, restricted share awards and restricted share units, and excludes the associated expense in this non-GAAP measure. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cambium Networks control.

Amortization of acquired intangibles includes customer relationships and is excluded since these are not indicative of continuing operations.

Amortization of capitalized software costs include capitalized research and development activities amortized over their useful life and included in cost of revenues and are excluded since these are not indicative of continuing operations.

Restructuring expenses consist primarily of severance costs for employees which are not related to future operating expenses. Cambium Networks excludes these expenses since they result from an event that is outside the ordinary course of continuing operations. Excluding these charges permits more accurate comparisons of Cambium Networks’ ongoing business results.

Our non-GAAP tax adjustments include the tax impacts from share-based compensation expense including excess or decremental tax benefits available to the company that are recorded when incurred. Non-GAAP results exclude the effect of a valuation allowance recorded against tax assets for the cumulative loss related to our UK operation. Cambium Networks excludes these amounts to more closely approximate the company’s ongoing effective tax rate after adjusting for one-time or unique non-recurring items. The associated non-GAAP effective tax rate is also applied to the gross amount of non-GAAP adjustments for the purpose of calculating non-GAAP net income in total and on a per-share basis. This approach is designed to enhance the ability of investors to understand the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP adjustments which may not reflect actual cash tax expense.

Non-GAAP fully weighted basic and diluted shares are shown as outstanding during the entire period presented and include dilutive shares if their effect on earnings per share is dilutive. We also use non-GAAP fully weighted basic and diluted shares to provide more comparable per-share results across periods.

These non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We present a “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” in the tables below.

The following table reconciles net income to Adjusted EBITDA, the most directly comparable financial measure, calculated and presented in accordance with GAAP (in thousands):

CAMBIUM NETWORKS CORPORATION
SUPPLEMENTAL SCHEDULE OF NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)
	Three months ended
	September 30, 2023	June 30, 2023	September 30, 2022
Net (loss) income	$(26,200)	$(2,642)	$9,435
Interest expense, net	620	579	514
Provision (benefit) for income taxes	3,417	(704)	(154)
Depreciation and amortization of software and intangible assets	2,294	2,222	1,930
EBITDA	(19,869)	(545)	11,725
Share-based compensation	2,845	3,062	2,848
Restructuring and other nonrecurring expenses	2,602	256	168
Adjusted EBITDA	$(14,422)	$2,773	$14,741

Adjusted EBITDA Margin	-33.5%	4.7%	18.2%

The following table reconciles all other GAAP to non-GAAP financial measures (in thousands):

CAMBIUM NETWORKS CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
	Three Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022
GAAP gross profit	$10,959	$29,242	$41,166
Share-based compensation expense	45	59	56
Amortization of capitalized software costs	750	648	424
Restructuring expense	152	—	—
Non-GAAP gross profit	$11,906	$29,949	$41,646
Non-GAAP gross margin	27.7%	50.3%	51.3%

GAAP research and development expense	$13,151	$13,008	$12,609
Share-based compensation expense	1,037	1,388	1,241
Restructuring and other nonrecurring expense	630	256	—
Non-GAAP research and development expense	$11,484	$11,364	$11,368

GAAP sales and marketing expense	$9,675	$11,528	$11,033
Share-based compensation expense	597	728	696
Restructuring and other nonrecurring expenses	350	—	—
Non-GAAP sales and marketing expense	$8,728	$10,800	$10,337

GAAP general and administrative expense	$8,688	$5,836	$6,058
Share-based compensation expense	1,166	887	855
Restructuring and other nonrecurring expenses	1,470	—	168
Non-GAAP general and administrative expense	$6,052	$4,949	$5,035

GAAP depreciation and amortization	$1,545	$1,573	$1,506
Amortization of acquired intangibles	375	375	390
Non-GAAP depreciation and amortization	$1,170	$1,198	$1,116

GAAP operating (loss) income	$(22,100)	$(2,703)	$9,960
Share-based compensation expense	2,845	3,062	2,848
Amortization of capitalized software costs	750	648	424
Amortization of acquired intangibles	374	375	390
Restructuring and other nonrecurring expenses	2,602	256	168
Non-GAAP operating (loss) income	$(15,529)	$1,638	$13,790

GAAP pre-tax (loss) income	$(22,783)	$(3,346)	$9,281
Share-based compensation expense	2,845	3,062	2,848
Amortization of capitalized software costs	750	648	424
Amortization of acquired intangibles	374	375	390
Restructuring and other nonrecurring expenses	2,602	256	168
Non-GAAP pre-tax (loss) income	$(16,212)	$995	$13,111

GAAP provision (benefit) for income taxes	$3,417	$(704)	$(154)
Valuation allowance impacts	5,292	—	—
Tax rate change	119	(147)	(8)
Tax impacts of share vesting	80	18	—
Tax effect of Non-GAAP adjustments	(1,314)	(868)	(766)
All other discrete items	3,373	200	(1,216)
Non-GAAP (benefit) provision for income taxes	$(4,133)	$93	$1,836
Non-GAAP ETR	25.5%	9.4%	14.0%

GAAP net (loss) income	$(26,200)	$(2,642)	$9,435
Share-based compensation expense	2,845	3,062	2,848
Amortization of capitalized software costs	750	648	424
Amortization of acquired intangibles	374	375	390
Restructuring and other nonrecurring expenses	2,602	256	168
Non-GAAP adjustments to tax	8,864	71	(1,224)
Tax effect of Non-GAAP adjustments	(1,314)	(868)	(766)
Non-GAAP net (loss) income	$(12,079)	$902	$11,275
Non-GAAP fully weighted basic shares	27,662	27,603	27,016
Non-GAAP fully weighted diluted shares	27,744	28,279	27,916
Non-GAAP net income per Non-GAAP basic share	$(0.44)	$0.03	$0.42
Non-GAAP net income per Non-GAAP diluted share	$(0.44)	$0.03	$0.40

Certain revisions were made within operating expenses in prior periods to conform to the current period. These revisions had no impact to operating income.

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Investor Inquiries:

Peter Schuman, IRC

Vice President Investor & Industry Analyst Relations

Cambium Networks

+1 (847) 264-2188

peter.schuman@cambiumnetworks.com